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                                                                   EXHIBIT 10.20

          CORPORATION OF INDUSTRIAL PROMOTION OF THE DOMINICAN

                                    REPUBLIC

                      INDUSTRIAL DUTY-FREE ZONE OF LA VEGA

                            RENEWAL OF LEASE CONTRACT

WHEREAS: THE CORPORATION OF INDUSTRIAL PROMOTION OF THE DOMINICAN REPUBLIC, autonomous institution of the State, organized in conformity with Law No. 288 of June 30, 1966, with it's main registered office located on the corner formed by the Avenues General Gregorio Luperon and Avenue 27 de Febrero 27, opposite the Plaza of the Dominican Flag, Santo Domingo, Duly represented by its Director Mr. JOSE DE JESUS OVALLE POLANCO, Dominican, of full age, married, Government employee, of this city and residence, bearer of the Identification and Electoral card No. 001-0149997-8, which hereafter will be referred to as " THE CORPORATION "; and of another part, the company FIVE STAR ENTERPRISES, LTD., commercial entity organized in conformity with the laws of the Island of Grand Cayman, with its head offices established in the Industrial Duty-free zone of La Vega, duly represented by its Financial Manager, Mrs. JOSEFINA DEL CARMEN JIMENEZ HERNANDEZ DE FANA, Dominican, of full age, married, resident of La Vega, bearer of the Identification and Electoral card No. 047-0141297-7, which hereafter will be referred to as " THE LESSEE ".
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WHEREAS: The " THE CORPORATION " is the owner and administrator of the
INDUSTRIAL DUTY-FREE ZONE OF LA VEGA, by virtue of the established DECREE NO. 498, dated DECEMBER 23, 1986.

WHEREAS : By means of contract marked with NO. CFI-A-30-2-97, of FEBRUARY 4, 1997, " THE CORPORATION " granted " THE LESSEE ", rent for a term of EIGHTY-EIGHT (88) MONTHS, counted FROM THE 1ST OF FEBRUARY, 1997 to the 1ST OF JUNE, 2004, the buildings and annexes with a superficial joint extension of 81,872.12 SQUARE FEET, located on LOTS NO. 5, 6 AND 7, of BLOCK "C" of the blueprint of THE INDUSTRIAL DUTY-FREE ZONE OF LA VEGA.

WHEREAS : which by means of communication " THE LESSEE " requested to " THE CORPORATION " the renewal of the mentioned contract of lease NO CFI-A-30-2-97, dated FEBRUARY 4, 1997.

WHEREAS : The " THE CORPORATION ", after analyzing and considering the proposal from " THE LESSEE ", decided to establish the following conditions of renewal:
A) duration of lease for ten (10) years; B) price of monthly rent of US$0.06 per square feet; C) price of maintenance & multiple monthly services of US$0.02 per square feet; D) prepayment of five (5) years of rent and the balance of the Deposit of Guarantee at the moment of signing the contract, and the five (5) remaining years, payable to maturity month per month, as is specified in the memo dated JUNE 4, 2004, which forms an integral part of this act.

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WHEREAS : The DIRECTOR'S MEETING of " THE CORPORATION " in its session dated
DECEMBER 14, 2000, established that from this date on the negotiations and renewal of contracts of Duty-free zones that the" THE CORPORATION " should formalize would be in U.S. DOLLARS or its equivalent in DOMINICAN PESOS at the official exchange rate in effect in the DOMINICAN REPUBLIC, on the date of the corresponding payment.

WHEREAS: Since the above mentioned clause forms an integral part of the present act, the following has been agreed to:

FIRST ARTICLE : " THE CORPORATION " and "THE LESSEE ", have convened to formally renew, under the terms and conditions agreed in this act, the contract of lease No CFI-A-30-2-97, of FEBRUARY 4, 1997, which protects the real estate described below:

1. A building type A-LV, of one story, with aluzinc ceiling, constructed in concrete and blocks, with an area of construction of 15,668.83 SQUARE FEET, which is located in Lot No. 6, of block "C" of the particular plant of the INDUSTRIAL DUTY-FREE ZONE OF LA VEGA.

2. A building type A-LV, of one story, roofing of aluzinc, constructed in concrete and blocks, with a surface of construction of 13,644.06 SQUARE FEET, which is located on

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LOT NO. 5, of BLOCK "C" of the particular plan of the INDUSTRIAL DUTY-FREE ZONE
OF LA VEGA.

3. One (1) Annex building type A-LV, of one story, with aluzinc ceiling, constructed in concrete and blocks, with a surface of construction of 5,816.48 SQUARE FEET, located in LOTS NO. 5 AND 6, of BLOCK "C" of the particular plan of the INDUSTRIAL DUTY-FREE ZONE OF LA VEGA.

4. A building type A-LV, of one story, with aluzinc ceiling, constructed in concrete and blocks, with a construction surface of 7,542.76 SQUARE FEET, located in LOT NO. 7, of the BLOCK "C" of the particular plan of the INDUSTRIAL DUTY-FREE ZONE OF LA VEGA.

5. An annex building type A-LV, of one story, with aluzinc ceiling, constructed in concrete and blocks, with an area of construction of 30,925.25 SQUARE FEET, located in LOT NO. 5, of BLOCK "C" of the particular plan of the INDUSTRIAL DUTY-FREE ZONE OF LA VEGA.

6. One (1) machinery room, with an area of construction of 349.38 SQUARE FEET, located in LOT NO. 6, of BLOCK "C" of the particular plan of the INDUSTRIAL DUTY-FREE ZONE OF LA VEGA.

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7. Three (3) mezzanines, with an area of construction of 4,310 SQUARE FEET, built within the industrial plant located in LOT NO. 5, of BLOCK "C" of the particular plan of the INDUSTRIAL DUTY-FREE ZONE OF LA VEGA.

8. One (1) annex for dining room purposes constructed in concrete, with aluzinc ceiling, with an area of construction of 3,615.36 SQUARE FEET, located between LOTS NO. 5, 6 AND 7, of BLOCK "C" of the particular plan of the INDUSTRIAL DUTY-FREE ZONE OF LA VEGA.

PARAGRAPH I: Both parts understand that the electric installations that correspond to the areas of the industrial process, transformers, etc., run at the expense of " THE LESSEE ", of which in case " THE LESSEE " ceases its operations, it will only be able to withdraw the lamps, transformers and fit rails, leaving the building and any improvements which forms part of the fixed asset in favor of " THE CORPORATION, as the landlord and owner of the industrial plant.

PARAGRAPH II: " THE LESSEE " understands that the present lease contract only includes the exact areas expressed under the terms and conditions of the contract, excluded from this contract are the adjacent and nearby areas of which " THE CORPORATION " will be able to make the use it considers suitable.

SECOND ARTICLE: The present contract will have a duration of ten (10) years, counted from the 1ST OF JUNE, 2004 to the 1ST OF JUNE, 2014.

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PARAGRAPH: " THE LESSEE " will be able to request extension of this contract, under new terms and conditions, notifying it in writing to " THE CORPORATION " ninety (90) days before the maturity of the term agreed to. By the same means "THE LESSEE" could rescind the present contract before it's maturity by notifying `THE CORPORATION" with ninety (90) days in advance.

THIRD ARTICLE: RENT AMOUNT. The rent price agreed to is for SIX CENTS OF U.S. DOLLARS (US$0.06) per square feet, for monthly total of FOUR THOUSAND NINE HUNDRED TWELVE U.S. DOLLARS WITH 33/100 CENTS (US$4,912.33) or its equivalent in national currency at the rate of exchange of the Banco Central.

PARAGRAPH I: PREPAYMENT OF FIVE (5) YEARS OF RENT. " THE LESSEE " pays " THE CORPORATION ", at the moment of signing this contract, the sum of TWO HUNDRED NINETY-FOUR THOUSAND SEVEN HUNDRED THIRTY-NINE U.S. DOLLARS WITH 80/100 CENTS (US$294,739.80) or its equivalent in national currency at the rate of exchange of the Banco Central, as prepayment of the first five (5) years of rent of this lease as follows:

      a. 50% or the amount US$147,369.90 or it's equivalent in Dominican Pesos at the exchange rate established by the Banco Central on the date of signing this contract.

      b. The remaining 50% or the amount of US$147,369.90 or it's equivalent in Dominican Pesos at the exchange rate established by the Banco Central on July 15, 2004.

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SECOND PARAGRAPH: APPLICATION. " THE CORPORATION " will use the sum paid by "
THE LESSEE ", to cover the first five (5) years of prepaid rent of this lease, that is from the 1ST OF JUNE, 2004 until MAY 31, 2009 in the understanding that the remaining term, or, five (5) years, " THE LESSEE " promises from the 1st of June, 2009 to pay rent on a monthly basis and without any delay in the Office of Administration of the Free Zone.

THIRD PARAGRAPH: INTEREST FOR LATE PAYMENT. In the case of late payment of any monthly rent on the date established in the present contract or any another sum of money established under the same contract is not paid when due, interests will be charged at one and a half per cent (1-1/2 %) monthly and / or for the fraction of the month. Payment will be required by " THE LESSEE " without further delay.

FOURTH ARTICLE: INSURANCE POLICY. It is understood that " THE LESSEE " is required by the " THE CORPORATION " to hold and sustain an insurance policy with an insurance company accepted by " THE CORPORATION ", and authorized by the SUPERINTENDENCE OF INSURANCE to operate this type of service in The country, which covers the general liability of " THE CORPORATION " and / or "THE LESSEE" for damages caused to third parties by accident or by any other causes, to cover the buildings, its annexes and adjacent properties rented by " THE LESSEE". The above mentioned policy will have to be for a value of TWO MILLION PESOS DOMINICANS (RD$2,000,000.00). In its default, " THE LESSEE

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"will be civilly responsible for the repair and / or reconstruction of the building in case it suffers any damages. Likewise, "THE LESSEE" promises to pay "THE CORPORATION" the premium of the policy which covers fire and allied line for the amount of TWENTY-FOUR MILLION FIVE HUNDRED SIXTY ONE THOUSAND SIX HUNDRED THIRTY SIX DOMINICANS PESOS (RD$24,561,636.00), and against the risks of fire, cyclone, earthquake, storm, floods, etc., or any other resulting damages of natural forces and other risks. "THE LESSEE" promises to keep up-to-date payments of the above mentioned insurance policy in favor of "THE CORPORATION".

PARAGRAPH I: It is expressly convened by both parts, that the value of the buildings, as time passes could be re-evaluated by " THE CORPORATION ", and in consequence " THE LESSEE ", will be notified of the results of the new appraisals, binding " THE LESSEE " to pay the increase of the premium, as the value of the insurance policy increases to the real value of the buildings indicated in the contract.

PARAGRAPH II: In case of lack of payment of any sum corresponding to the premium of the policy established in this Article that is not covered to maturity, interests will be charged to " THE LESSEE " at one and a half per cent (1 -1/2 %) monthly and/or for the fraction of month without further delay.

FIFTH ARTICLE: DEPOSIT OF GUARANTEE. " THE LESSEE " pays " THE CORPORATION", as per this contract, the sum of ELEVEN THOUSAND TWO

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HUNDRED THIRTY-THREE U.S. DOLLARS WITH 19/100 CENTS (US$11,233.19) or its
equivalent in Dominican Pesos at the rate of exchange of the Banco Central, for the concept of balance of Deposit of Guarantee, which added to the quantity of RD$171,931.44, equivalent to US$3,503.80, that " THE CORPORATION " declares to have received as the Deposit of Guarantee of the contract No. CFI-A-30-2-97, dated FEBRUARY 4, 1997, which by this act is renewed, for a total sum of FOURTEEN THOUSAND SEVEN HUNDRED THIRTY-SIX U.S. DOLLARS WITH 99/100 CENTS (US$14,736.99), which will be considered a deposit, which will guarantee the fulfillment on the part of " THE LESSEE " of all its obligations assumed in the present contract, as well as the possible repairs and changes suffered by the buildings and / or extensions at the conclusion of the contract. It is understood that " THE LESSEE " will not have the right to compensate this deposit with the rents paid.

PARAGRAPH: it is expressly agreed, that if this contract was rescinded by common agreement of both parts, the Deposit of Guarantee stated above will be used depending on the report produced by the Management of Engineering of " THE CORPORATION ", regarding the conditions in which they find the facilities. In case it is not necessary to deduct any amounts for repairs of the buildings, the whole amount of the deposit will be reimbursed in conformity with the financial situation of " THE CORPORATION ".

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SIXTH ARTICLE: PAYMENT OF SERVICES. " THE CORPORATION " as an operator and administrator of the INDUSTRIAL DUTY-FREE ZONE OF LA VEGA, will give the following services to " THE LESSEE ":

a) - Protection and security for twenty-four (24) hours a the day at the entrance and exit gates of the Free Zone.

b) - Pick up of garbage and wastes on a regular basis and the elimination of industrial wastes generated by the production processes of your company.

c) - Permanent Medical Services of emergency and first aid for the employees reflected on the company payroll.

d) - Permanent service of correspondence (postal services)

e) - Services of maintenance and landscaping of the green common areas.

PARAGRAPH I: it is expressly convened

that " THE CORPORATION " will charge "THE LESSEE" for these services every month, the sum of TWO CENTS OF U.S. DOLLARS (US$0.02) per square feet, or its equivalent in Dominican pesos at the official rate at the moment of the payment, from the 1ST OF JUNE, 2004, which is accepted by " THE LESSEE ", promising to pay the above mentioned services monthly and without any delay, it is understood that the price of these will be checked by " THE CORPORATION " for purposes of adjustment, by mutual agreement with " THE LESSEE ". Likewise

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both parts understand that this payment is a supplement to the payment of the monthly rent expressed in the THIRD ARTICLE of this contract.

PARAGRAPH II: INTEREST FOR LATE PAYMENT. Late payment of these services carry interests of one and a half (1-1/2 %) monthly or for the fraction of a month.

SEVENTH ARTICLE: it is agreed by the parts, that the lease to the present contract remains subject to the condition that " THE LESSEE " keeps the approval of the NATIONAL COUNCIL OF DUTY-FREE ZONES OF EXPORTATION, based on Law No. 8-90, of JANUARY 15, 1990 AND ITS MODIFICATIONS, not being " THE LESSEE " able to use the place leased for another purpose that is not THE MANUFACTURING OF SHOES, for which it will have to maintain its permit from the NATIONAL COUNCIL OF DUTY-FREE ZONES OF EXPORTATION.

PARAGRAPH: it is expressly agreed among the parts, that if in case " THE LESSEE " loses its permit to operate, based on LAW NO. 8-90, of JANUARY 15, 1990 AND ITS MODIFICATIONS, it will be forced to surrender the rented building subject to this contract to " THE CORPORATION " in a term of thirty (30) days starting from the date in which it is denied or from the cancellation of the mentioned permission.

EIGHTH ARTICLE: ALTERATIONS: It is expressly established, that " THE LESSEE " will not be able to alter nor modify the rented properties owned by " THE

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CORPORATION ". In case " THE LESSEE " is interested in making any changes to the rented places for the purposes of expanding its industrial activities it will have to request previous authorization in writing by " THE CORPORATION ". "THE LESSEE" must submit the plans and budget proposals for the review and deliberation of the MANAGEMENT OF ENGINEERING of " THE CORPORATION ", which will determine the approval of the changes applied.

PARAGRAPH I: it's been expressly agreed, that " THE CORPORATION " will neither authorize nor recognize any type of investment " THE LESSEE " makes on the building of the present contract if it does not have the previous approval of " THE CORPORATION ". It is understood that any modifications, alterations or construction that does not rely on the authorization of " THE CORPORATION ", previously indicated, the same one will be considered by " THE CORPORATION " for the purposes of payment of lease and multiple services on the part of " THE LESSEE ", adding it to the original area of the rented places; but the above mentioned investment will not be recognized.

PARAGRAPH II: " THE LESSEE " will have the right to withdraw, when the contract expires, the equipments installed in the rented areas, with previous authorization of the Customs Headquarters. The rented property must be left in equal condition as it was, except for the depreciation which results from its normal use. The improvements introduced by "THE LESSEE " will not be compensated and will remain in favor of " THE CORPORATION ".

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NINTH ARTICLE: REPAIRS AND MAINTENANCE. " THE LESSEE " will maintain the leased property in good conditions at its own expenses, making both the big and small repairs that are necessary for the up-keep of the buildings, as a way of preserving the rented properties and adjacent areas in good condition . " THE LESSEE " will be in charge of rendering the following services:

a) - The interior and exterior painting of the property;

b) - The repairs of leaks sustained by building roofs;

c) - The repairs of floors and roofs, doors and windows and sanitary facilities; and,

d) - Maintenance of the lots and the green areas.

It is also understood, nevertheless that " THE LESSEE " will not be responsible for the repair of damages resulting from poor construction of the rented properties.

TENTH ARTICLE: it is expressly agreed that " THE LESSEE " will not have authorization to sign any contract that could be used as a mortgage over the rented property or its improvements or any other property belonging to the " THE CORPORATION ". If by any act of " THE LESSEE " any demand, lawsuit or action is brought against " THE CORPORATION " or any of its real estate or assets, " THE LESSEE " will have to take the necessary measures at its own expense in order for the above mentioned demands, actions or lawsuits to be withdrawn and

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charges cancelled, or grant " THE CORPORATION " an insurance policy or a satisfactory deposit which should cover the latter against any resulting risks of the above mentioned demands, actions or charges.

PARAGRAPH: In case any of the above should happen and " THE CORPORATION " suffers damages " THE LESSEE " will be liable for all the costs of the damages that " THE CORPORATION " should suffer including the sums necessary to be reimbursed for the legal expenses and fees incurred.

ELEVENTH ARTICLE: SOME REGULATIONS. " THE LESSEE " promises to comply with the following in favor of " THE CORPORATION " :

1) - It is expressly agreed that the boilers of the industry that " THE LESSEE " will operate will be placed outside the leased buildings, as well as the transformers, electrical generators and compressors, in consequence " THE LESSEE " will have to obtain previous written authorization from " THE CORPORATION " for the construction of areas where the above-mentioned equipments will be located.

2) - Any additional service of security to be required by " THE LESSEE " will have to be duly authorized by " THE CORPORATION " except the protection and security measures needed inside of the rented buildings.

3) - " THE LESSEE " agrees to respect all the parking and traffic signs placed by " THE CORPORATION " in the above-mentioned Zone and will make sure that all its

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personnel obeys all the rules as well. The ramps for loading and unloading will only be constructed in the places chosen by " THE CORPORATION ".

4) - " THE LESSEE " will not store materials, supplies or products, nor will it allow these in the areas located out of the permanent structure, without the written consent of " THE CORPORATION ". The approvals for exterior storage will be granted only when the area of storage is out of sight. The containers or trucks for shipments will only be allowed to park on the ramps designated for loading and unloading or on the parking lot foreseen by " THE CORPORATION " for such purposes but never on the streets or where it is prohibited. It is understood that the above mentioned trucks or containers will only remain on the ramps when they are giving the service of loading or unloading.

5) - " THE LESSEE " will not install or put up signs in the Zone, except those that indicate the name of the company or the types of products manufactured by it. The design, dimension and colors of any sign will be submitted and approved by " THE CORPORATION " before its installation.

6) - " THE LESSEE " promises that the garbage or wastes piled in the exterior areas designated for these purposes will not be seen from the streets and adjacent lots.

7) - " THE CORPORATION " will be in charge of the gardening, planting and maintenance of the green areas and landscaping in general, and, " THE LESSEE "

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will not make any changes or plant trees without the previous written authorization from " THE CORPORATION ".

8) - " THE LESSEE " will join the Association of the Industrial Free Zone, comply with its rules and regulations and pay any reasonable fee that is established for its members.

9) - " THE LESSEE " will not allow the preparation of food inside the buildings. The food will have to be prepared out of the Zone and delivered to the individual buildings in suitable containers. The workers will be able to take their own food to the work place. In case there are no companies that provide these services outside the zone for delivery to the Industrial free zone, the preparation of the food inside the buildings will only be allowed if the same is prepared within specific standards of hygiene and of sanitation that " THE CORPORATION " would for these purpose approve.

10) - " THE LESSEE " agrees to report on a permanent basis to " THE CORPORATION " in writing, the names, telephone numbers and postal addresses of the principal executives responsible for its operations in the Zone and its Superiors, whether they are in the local offices or in the offices of its parent company located outside of the Dominican Republic. Any change in the names, telephone numbers and postal addresses of such executives and their superiors will also be promptly informed in writing to " THE CORPORATION ".

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11) - The present contract of lease and the industrial operations will be subject to all the legal present and future administrative dispositions of the industrial duty-free zones that come from the Law or from related Departments of the Dominican Government. " THE LESSEE " will not be able to claim ignorance of the above mentioned laws or administrative dispositions, and its non compliance will give place to the termination of this contract.

12) - " THE LESSEE " agrees to provide the company with an exclusive area for dining which will not be able to be used for a different purpose that the one for which it will be constructed. " THE LESSEE " will instruct its personnel in the use of this facility, and therefore it will be prohibited to eat in other places of the zone, as well as food consumption in open air.

13) It is understood that in case " THE LESSEE " leaves behind personal property or objects at the end of the present contract, " THE CORPORATION ", after the period of thirty (30) days counted from the date `THE LESSEE" leaves the building whether by rescinding or at the end the present contract, has the right to dispose of the objects as it sees fit.

TWELVE ARTICLE: TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING. In case the rented buildings suffer partial or complete destruction, no matter the cause of the disaster, " THE LESSEE " will have to report it immediately to " THE CORPORATION " in order for the latter to present the corresponding claim to the insurance companies.

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If a disaster of this sort ever happened " THE CORPORATION " will have the right or option to reconstruct the buildings or to rescind this contract. In this case "THE LESSEE " would not be forced to pay any more rent than the fraction corresponding to the time in which it had the use of the building.

If the total or partial destruction of the building were caused by an act of negligence or by direct effect of " THE LESSEE ", the latter will be responsible for the damages caused in the measure in which these are not covered by the insurance.

ARTICLE THIRTEEN: INSPECTION OF THE BUILDING. " THE LESSEE " will allow the access of official personnel of " THE CORPORATION " and / or personnel that this one designates when it finds it suitable to visit the rented properties in order to render an inspection of these and to verify that its use adheres to the laws and regulations, as well as to the terms and conditions stipulated in the present contract.

FOURTEENTH ARTICLE: BANKRUPTCY OF " THE LESSEE ". " THE LESSEE " vows to inform " THE CORPORATION " of any demand, lawsuits or judicial act which could put it in risk of bankruptcy whichever the country in which the demand or lawsuit is filed against `THE LESSEE". The above mentioned notice will have to be done in writing within twenty (20) days after being notified or served of such act.

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In this case, " THE CORPORATION " will be able to, under its discretion, rescind the present contract, without this affecting its right to intervene in the process of bankruptcy.

FIFTEENTH ARTICLE: SERVICE OF WATER, ELECTRICITY, TELEPHONE, SEWAGE AND PAYMENT OF PREMIUM OF INSURANCE. The payments for concept of water, electricity, telephone and sewage system, from the lessees drainage or street residual waters will be at the expense of " THE LESSEE ". In case the latter will not pay all or any of these services, except for the ones offered by " THE CORPORATION ", or the premiums on insurance at the expense of " THE LESSEE " in conformity with the terms of this contract on the due dates, " THE CORPORATION " has the right, if it considers it suitable, of warning " THE LESSEE " on such an irregularity, which should be corrected or solved or taken the actions to solve it, in a time frame of no longer than FIFTEEN (15) DAYS, counted from the notification served by "THE CORPORATION".

SIXTEENTH ARTICLE: BREACH OF CONTRACT OR NON-COMPLIANCE. The breach of any of the Clauses and conditions of this contract on the part of " THE LESSEE " will give `THE CORPORATION" the right to rescind this contract only after ten days after having served "THE LESSEE" a notice to this effect. If within the period indicated "THE LESSEE " does not remedy the non-compliance of the said clause and condition " THE CORPORATION " will repossess the properties rented without the need of judicial procedure of any sort, ten (10) days after a notice of eviction of the rented property is served. In this event " THE

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CORPORATION " has the right to demand by any means necessary, the total amount of the rent stipulated in the Third Article, as well as any amounts owed for the services established in the Sixth Article of the present contract.

SEVENTEENTH ARTICLE: PAYMENT OF LEGAL FEES. "THE LESSEE " will pay the legal costs and honorary expenses of this lease contract and vows to pay the legal costs and the expenses in which " THE CORPORATION " incurs in the process of collecting overdue fees or any other legal proceedings derived from the present contract.

EIGHTEENTH ARTICLE: TERMINATION OF THE CONTRACT. The parties agree that the present contract will not be renewed by tacit understanding. In case " THE LESSEE " wishes to renew the present contract for more years it will have to do it in the form described in the SECOND ARTICLE of this document. In case this contract is not renewed, " THE LESSEE " will have to surrender the property rented from " THE CORPORATION " with a previous inspection by the latter in a term of twenty (20) days after a simple notification is served by an Officer's act required by " THE CORPORATION. " THE LESSEE " pledges to pay "THE CORPORATION " the remainder of time of the lease stipulated in the SECOND ARTICLE of this contract or the due balances at the moment in which it decided to put an end to the present contract, or if the same is ended by reasons of non-compliance by " THE LESSEE ".

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NINETEENTH ARTICLE: It is understood that any changes or modifications that "
THE LESSEE " wishes to make on the buildings, will have to make it known to " THE CORPORATION " after signing this contract and that the costs of such changes will run at the expense of " THE LESSEE ".

TWENTIETH ARTICLE: TRANSFER OF CONTRACT. It is expressly understood that " THE CORPORATION ", as the owner of the rented property will be able to transfer the rights it possesses by virtue of the present contract. Likewise it can only been agreed that " THE LESSEE " will not be able to grant or transfer the rights that it possesses by virtue of the present contract to sublet parts or the entire property rented without the previous written consent of " THE CORPORATION ", by which cause it can lose the rights expressed in this contract.

PARAGRAPH I: In case " THE LESSEE ", such and as it is specified in the same article, does not obtain the previous authorization in writing to transfer this contract, and such transaction were to take place without the contractual requirements established by this act, the present contract will be declared void and invalid without the need of judicial intervention.

PARAGRAPH II: In case " THE CORPORATION " grants the corresponding authorization, the terms and conditions of the new contract will be those that are in effect for new leases at the moment of signing a new contract. Likewise, in case of sale and / or change of company name and / or change of shareholders by " THE LESSEE " the new prices applied will be the ones in effect at the moment that the

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above mentioned authorization is formalized. The company granted the new contract will have to be authorized to operate in the INDUSTRIAL DUTY-FREE ZONE OF THE VEGA and to possess the corresponding permits in conformity with LAW NO. 8-90 of JANUARY 15, 1990 and its modifications, previously indicated in the same act. It is understood that " THE LESSEE " will not be able to claim any rights on the buildings after such transfer.

TWENTY FIRST ARTICLE: ENVIRONMENTAL POLLUTION. " THE LESSEE " pledges to provide the company that it will install in the rented buildings the equipments and technical procedures necessary to avoid polluting the atmosphere of dust, impurities, excessive noises, etc., that contaminate the environment and or harm, disturb, obstruct or in any form impede the good functioning of other companies located in the INDUSTRIAL DUTY-FREE ZONE OF LA VEGA. In case " THE LESSEE " does not comply with this obligation, " THE CORPORATION " will cancel the present contract and will repossess the leased properties at once. Likewise, " THE LESSEE " will not disturb the ecological balance, according to the laws and regulations that for these purposes exist in the present or are created in the future.

TWENTY SECOND ARTICLE: SUSPENSION OF ACTIVITIES. It is understood that the industrial operations of " THE LESSEE " will be constant and therefore any temporary suspension of over SEVEN (7) WORKING DAYS, would have to be notified in writing to " THE CORPORATION " within TWENTY-FOUR (24) hours after the above mentioned suspension. " THE CORPORATION " will have the right to put an end to

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the present lease contract without responsibility in case " THE LESSEE "
suspends its industrial operations in a period that in the course of ONE (1) calendar year sums sixty (60) DAYS or in a period of THIRTY (30) CONSECUTIVE DAYS, (except that the above mentioned suspension of operations should exclusively be for reasons out of the control of " THE LESSEE ") a simple notification to the " THE LESSEE ", on the part of " THE CORPORATION " would suffice without need of any legal intervention.

TWENTY THIRD ARTICLE : COMPETENT COURTS. Both parties understand that in case any difference between them should arise or in case of litigation between them in reference to the present contract, they would submit it to the Dominican Courts, and not resort to any other courts that by any reason could be empowered of the above mentioned litigations or differences. Likewise they understand that anything that is not foreseen in this contract will be governed by the laws of the Dominican Republic.

TWENTY FOURTH ARTICLE : CHOICE OF LOCATION. For all purposes and consequences of the present contract, both parts choose residence or choice of location as follows:

" THE CORPORATION ": Its offices are located on the corner formed by the AVENUES GENERAL GREGORIO LUPERON AND AVENUE 27 DE FEBRERO, OPPOSITE THE PLAZA OF THE DOMINICAN FLAG, SANTO DOMINGO, DOMINICAN REPUBLIC; and

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" THE LESSEE ": In the offices of the Law Firm of DR. JOSE MIGUEL DE LA CRUZ
MENDOZA located on AVENIDA JOSE HORACIO RODRIGUEZ NO.4, ON THE CORNER OF CAONABO LORA, IN LA VEGA, DOMINICAN REPUBLIC, as well as in the building rented as the object of the present contract.

PARAGRAPH: In case the rented buildings are closed with no employees attending it, " THE LESSEE " chooses domicile in the office of the SECRETARIAT OF THE COURT OF PEACE OF THE SECOND CIRCUMSCRIPTION OF THE MUNICIPALITY OF THE VEGA. It is therefore understood, that by virtue of the choice of domicile chosen, both parts can notify the other of any demand or lawsuits, claim or any other act, be judicial or not, whichever its nature and these notifications or acts will be valid and of full effect when they are notified in the chosen domicile.

TWENTY FIFTH ARTICLE: it is has been agreed by both parts that the residues or wastes of paper, carton and related produced by " THE LESSEE " as a result of his its industrial activities in the INDUSTRIAL DUTY-FREE ZONE OF THE VEGA, will be of the exclusive property of the TRIPARTITE COMMITTEE of the Duty-free zone, established by the Regulations that complement LAW NO. 8-90, of JANUARY 15TH, 1990 and its modifications of which " THE CORPORATION " is a part of; for which the COMMITTEE of this Duty-free zone will be able to dispose and use as it seems suitable. Any non-compliance on the part of " THE LESSEE " of this clause will be a reason for rescission of the present contract of lease, without responsibility for " THE CORPORATION ".

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TWENTY SIXTH ARTICLE: " THE LESSEE " pledges to deposit in the Legal Offices of
" THE CORPORATION " the documents that support and sustain its existence and constitution as a moral entity; it also vows to deposit any future documentation that sustains and supports any variation or change in conformity with the Social Bylaws of " THE LESSEE " that gave it is origin and social constitution.

The above mentioned deposit of documents would take effect at the moment "THE LESSEE " signs the present contract, in respect to the legal documents of constitution and for any changes regarding its legal status and social constitution in the future, will have to submit effective the THIRTY (30) DAYS after the date in which the change has been formalized. It is understood that the " THE LESSEE " should submit these documents without the need of previous notification on the part of " THE CORPORATION ".

TWENTY SEVENTH : " THE LESSEE " declares that it knows and accepts the MANUAL THAT GOVERNS THE RECOGNITION OF INVESTMENT AS PREPAID RENT in favor of the lessees established in the Duty-free zones property of " THE CORPORATION" which forms an integral part of the present contract.

TWENTY EIGHTH ARTICLE: SPECIAL CLAUSE: OPTION TO PURCHASE. Its been agreed by the parts, that " THE LESSEE " has full knowledge the industrial building that it occupies by means of the present contract is for sale by " THE CORPORATION ". THE CORPORATION " grants " THE LESSEE " the option to

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purchase the property which will to take place during the term that " THE
CORPORATION " establishes for the above mentioned purposes.

PARAGRAPH I: It is understood that, if the term established by " THE CORPORATION " expires without " THE LESSEE " having exercised the option to purchase granted by " THE CORPORATION " then " THE CORPORATION will have the power to sell the building to another investor and "THE LESSEE " would lose the right to purchase, once " THE CORPORATION " has rescinded the lease contract, according to the clause established in the sixteenth Article.

PARAGRAPH II: Likewise, " THE LESSEE " will remain under the terms and conditions of the signed contract until the end of its term even if `THE CORPORATION" sells the property under the contract. In which case `THE LESSEE" would negotiate the new terms and conditions with it property's new owner when the contract expires.

PARAGRAPH III: " THE LESSEE ", by means of the present contract, vows to allow the " THE CORPORATION " to show the property and building under this lease contract to the new investors interested, and " THE LESSEE " promises to allow the investors or interested parties to examine the property, without any type of objection or impediment, as well as allowing any authorized persons " THE CORPORATION " should send to inspect or examine by means of this present contract, providing that such inspections are realized within a prudent schedule, preferably during working hours.

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TWENTY NINTH ARTICLE: SUBSTITUTION OF CONTRACT. This contract substitutes in all its parts and clauses the contract marked as No. CFI-A-30-2-97, dated FEBRUARY
4, 1997, signed by both parts; in case of any pending debt or commitment of payment still due " THE LESSEE " vows to " THE CORPORATION " that such pending debts or fees due will be transferred to the present contract as an obligation of payment on the part of " THE LESSEE " to " THE CORPORATION".

THIRTIETH ARTICLE: For which is not foreseen or stated in this contract the parties shall abide by the provisions of the law of the Dominican Republic and choose domicile as previously indicated.

DONE AND SIGNED in two (2) originals of the same tenor and effect, one for each of the parts, in the city of SANTO DOMINGO, DOMINICAN REPUBLIC, on the TWENTY FOURTH (24) day of JUNE of the year TWO THOUSAND FOUR (2004).

                   FOR THE CORPORATION OF INDUSTRIAL PROMOTION

                                "THE CORPORATION"

                        LIC. JOSE DE JESUS OVALLE POLANCO

                                GENERAL DIRECTOR

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                         FOR FIVE STAR ENTERPRISES, LTD.

                                 " THE LESSEE "

                  JOSEFINA DEL CARMEN JIMENEZ HERNANDEZ DE FANA

                                FINANCIAL MANAGER

I CERTIFY AND GIVE OATH: That the gentlemen MR. JOSE DE JESUS OVALLE POLANCO AND JOSEFINA DEL CARMEN JIMENEZ HERNANDEZ DE FANA, of the personal information above indicated, whom I know as the persons who executed the preceding instrument, personally appeared before me to sign voluntarily an in my presence this contract and who certify that these are the signatures used by both parties.

In the city of SANTO DOMINGO, DOMINICAN REPUBLIC, on the TWENTY FOURTH (24) day of JUNE of the year TWO THOUSAND FOUR (2004).

                                  NOTARY PUBLIC

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